[GALAXY NUTRITIONAL FOODS LOGO]

FOR IMMEDIATE RELEASE:                       CONTACT:
June 2, 2003                                 Dawn M. Robert, Investor Relations
                                             Galaxy Nutritional Foods, Inc.
                                             (407) 854-0433


                            GALAXY NUTRITIONAL FOODS
                              SECURES $3.85 MILLION
                                  EQUITY RAISE

  FROMAGERIES BEL S.A. & SUBWAY(R) FOUNDER FRED DELUCA ARE AMONG THE INVESTORS

ORLANDO, Florida (June 2, 2003) - Galaxy Nutritional Foods (AMEX:GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, announced the completion of private placements of its common stock for an aggregate amount of $3,850,000.

In transactions that closed May 30, 2003, several investors purchased an aggregate of 2,138,891 shares of common stock at a per share purchase price of $1.80. $2 million of the proceeds from these transactions were used to repay one-half of the principal of the Company's $4 million subordinated debt with Finova Mezzanine Capital, Inc. The balance of the principal of the subordinated debt was repaid through a $2 million loan from SouthTrust Bank, the details of which were also announced today. The remaining private placement proceeds will be used for working capital purposes primarily for restocking inventory levels and marketing initiatives.

Fromageries Bel S.A., the number one branded cheese company in Europe with sales of $2.3 billion, was the largest investor in the private placements with a $2 million investment. Fromageries Bel is a leading producer of innovative branded cheeses that are sold in nearly one hundred countries throughout the world. Their portfolio of more than twenty international and domestic brands includes Mini Babybel, The Laughing Cow, Kaukauna, Bonbel, Kiri, Port-Salut, Sylphide, and recently acquired Leerdammer.

An additional $1.85 million was provided through private placements by several additional investors. Mr. Fred DeLuca, the Founder and Chairman of Subway(R), increased his previous ownership position in Galaxy. Apollo Capital Management Group, L.P. and Apollo MicroCap Partners, L.P., investment funds based in St. Petersburg, Florida, Mr. John S. Ruggieri, Galaxy's Vice President of Manufacturing, and Mr. David H. Lipka, a Director of the Company, also participated in the private placements.

Galaxy CEO, Christopher J. New stated, "We expect that the private placements reported today combined with the beneficial terms provided by our new asset-based lender, Textron Financial, along with the increased support from SouthTrust Bank, will fuel our strategic growth plan for fiscal 2004. We thank all of the investors who participated in the private placements and appreciate the confidence that they and others have shown in Galaxy and its management team. We will now be in a position to operate more effectively and efficiently."

The securities purchased in this private placement have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be re-offered, sold, transferred, pledged, or assigned without an effective registration statement for the securities under the Securities Act of 1933 and the state securities act or blue sky act of any state having jurisdiction thereof, or an opinion of counsel that registration is not required under said act or the securities act or blue sky act of any state having jurisdiction with respect thereto.


ABOUT GALAXY NUTRITIONAL FOODS(R), INC.
Galaxy Nutritional Foods(R) is the leading producer of health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. An exclusive, new and technologically advanced, safer "hot process" is used to produce these phytonutrient-enriched products, made from nature's best grains - soy, rice and oats. Veggie products are low fat and fat free (saturated fat and trans-fatty acid free), cholesterol and lactose free, are growth hormone and antibiotic free, and have more calcium, vitamins and other minerals than conventional dairy products. Because they are made with plant proteins, the products are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the healthy and natural foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R); Veggie(R); Nature's Alternative(TM); Veggie Lite Bakery(TM); Veggie Cafe(TM); Soyco(R); Soymage(R); Wholesome Valley(R); Lite Bakery(R); and formagg(R). For more information, please visit Galaxy's website at: www.galaxyfoods.com. This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.